Exhibit 99.1

Sana Biotechnology Reports Third Quarter 2021 Financial Results and Business Updates

Announced license agreement for Beam’s CRISPR Cas12b nuclease system for certain ex vivo engineered cell therapy programs

Q3 2021 cash position of $866.1 million

SEATTLE — November 8, 2021 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the third quarter of 2021.

“We continue to make progress in building the company, progressing our pipeline, and growing our people and capabilities,” said Steve Harr, Sana’s President and Chief Executive Officer. “The recent licensing of genome editing technology to enable multiple pipeline programs is an example of our continued focus on augmenting our innovative capacity. As our pipeline progresses, we look forward to presenting data from our in vivo CAR T and ex vivo allogeneic CAR T cell programs at the upcoming 63rd American Society of Hematology (ASH) Annual Meeting & Exposition in December.”

Recent Corporate Highlights

•

Announced an agreement for non-exclusive commercial rights to Beam’s CRISPR Cas12b nuclease system for certain ex vivo engineered cell therapy programs. Engineering cells for therapeutic applications requires technologies for precise editing of their genome sequence. We plan to use the technology with certain product candidates, including many of our allogeneic CAR T and pluripotent stem cell programs.

Third Quarter 2021 Financial Results

GAAP Results

•

Cash Position: Cash, cash equivalents, and marketable securities as of September 30, 2021 were $866.1 million compared to $412.0 million as of December 31, 2020, an increase of $454.1 million. The increase was primarily driven by net proceeds of $626.4 million received in Sana’s initial public offering in February 2021, partially offset by cash used in operations of $141.0 million and cash used for the purchase of property and equipment of $24.7 million.

•

Research and Development Expenses: For the three and nine months ended September 30, 2021, research and development expense, inclusive of non-cash expenses, was $53.2 million and $140.2 million, respectively, compared to $40.1 million and $96.5 million, respectively, for the same periods in 2020. The increases of $13.1 million and $43.6 million, respectively, for the three and nine months ended September 30, 2021 were due to an increase in personnel expenses related to increased headcount to expand Sana’s research and development capabilities, costs for laboratory supplies, costs for preclinical studies and external manufacturing, and facility costs. Research and development expenses include non-cash stock-based compensation of $4.1 million and $9.9 million, respectively, for the three and nine months ended September 30, 2021 and $1.0 million and $2.6 million, respectively, for the same periods in 2020.

•

Research and Development Related Success Payments and Contingent Consideration: For the three and nine months ended September 30, 2021, we recognized non-cash expenses of $16.8 million and $67.8 million, respectively, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration, compared to $4.5 million and $57.3 million, respectively, for the same periods in 2020.

•

General and Administrative Expenses: General and administrative expenses for the three and nine months ended September 30, 2021, inclusive of non-cash expenses, were $13.4 million and $37.7 million, respectively, compared to $7.1 million and $19.1 million, respectively, for the same periods in 2020. The increases of $6.3 million and $18.6 million, respectively, in the three and nine months ended September 30, 2021 were primarily due to increased personnel-related expenses attributable to an increase in headcount to build our infrastructure, legal fees to support our patent portfolio and license arrangements, insurance associated with being a public company, consulting fees, and facility costs. General and administrative expenses include stock-based compensation of $1.9 million and $5.2 million, respectively, for the three and nine months ended September 30, 2021 and $0.2 million and $0.5 million, respectively, for the same periods in 2020.

•

Net Loss: Net loss for the three and nine months ended September 30, 2021 were $83.3 million, or $0.46 per share, and $245.2 million, or $1.53 per share, respectively, compared to $51.5 million, or $3.76 per share, and $172.1 million, or $14.05 per share, respectively, for the same periods in 2020.

Non-GAAP Measures

•

Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the nine months ended September 30, 2021 was $146.4 million compared to $87.2 million for the nine months September 30, 2020. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities excluding cash inflows from financing activities, cash outflows from business development activities, and the purchase of property and equipment.

•

Non-GAAP Research and Development Expenses: Non-GAAP research and development expenses for the three and nine months ended September 30, 2021 were $53.2 million and $140.1 million, respectively, compared to $31.6 million and $86.5 million, respectively, for the same periods in 2020. Non-GAAP research and development expenses excludes one-time costs to acquire technology.

•

Non-GAAP Net Loss: Non-GAAP net loss for the three and nine months ended September 30, 2021 was $66.5 million, or $0.37 per share, and $177.4 million, or $1.11 per share, respectively, compared to $38.5 million, or $2.81 per share, and $104.9 million, or $8.56 per share, respectively, for the same periods in 2020. Non-GAAP net loss exclude one-time costs to acquire technology and non-cash expenses related to the change in the estimated fair value of contingent consideration and success payment liabilities.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are more than 350 people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, and South San Francisco.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical, clinical and regulatory development plans; the Company’s participation in the 63rd ASH Annual Meeting and Exposition and the subject matter of the Company’s presentation at that meeting; and the Company’s plans and expectations with respect to the use and utility of Beam’s CRISPR Cas12b nuclease system for Sana’s ex vivo engineered cell programs. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K dated March 24, 2021 and Quarterly Report on Form 10-Q dated November 8, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

###

Investor Relations:

Nicole Keith

investor.relations@sana.com

Media:

Morgan Warners, Finsbury Glover Hering

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	September 30, 2021	December 31, 2020
	(in thousands)
Cash, cash equivalents, and marketable securities	$866,112	$411,995
Total assets	1,232,751	730,296
Contingent consideration	131,981	121,901
Success payment liabilities	134,192	76,494
Total liabilities	402,666	298,583
Convertible preferred stock	-	852,897
Total stockholders' equity (deficit)	830,085	(421,184)

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Operating expenses:
Research and development	$53,245	$40,056	$140,121	$96,453
Research and development related success payments and contingent consideration	16,753	4,489	67,778	57,309
General and administrative	13,433	7,099	37,731	19,063
Total operating expenses	83,431	51,644	245,630	172,825
Loss from operations	(83,431)	(51,644)	(245,630)	(172,825)
Interest income, net	158	148	409	622
Other income, net	10	44	24	68
Net loss	$(83,263)	$(51,452)	$(245,197)	$(172,135)
Net loss per common share - basic and diluted	$(0.46)	$(3.76)	$(1.53)	$(14.05)
Weighted-average number of common shares - basic and diluted	181,827	13,680	160,515	12,249

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2020	$76,494	$121,901	$198,395
Changes in fair value - expense (gain)	115,657	11,393	127,050
Liability balance as of March 31, 2021	192,151	133,294	325,445
Changes in fair value - expense (gain)	(83,188)	7,163	(76,025)
Liability balance as of June 30, 2021	108,963	140,457	249,420
Changes in fair value - expense (gain)	25,229	(8,476)	16,753
Liability balance as of September 30, 2021	$134,192	$131,981	$266,173
Total change in fair value for the nine months ended September 30, 2021	$57,698	$10,080	$67,778

(1)

Cobalt Biomedicine, Inc. (Cobalt) and the Presidents of Harvard College (Harvard) are entitled to success payments pursuant to the terms of their agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

(2)

Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the Company’s ongoing actual costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$411,995	$138,982
Ending cash, cash equivalents, and marketable securities	866,112	459,070
Change in cash, cash equivalents, and marketable securities	454,117	320,088
Cash paid to purchase property and equipment	24,660	14,606
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	478,777	334,694
Adjustments:
Cash paid to acquire technology(1)	1,246	7,650
Cash paid to satisfy contingent liability(2)	-	6,000
Net proceeds received from the initial public offering of common stock	(626,405)	-
Net cash received from the sale of convertible preferred stock	-	(435,538)
Operating cash burn - Non-GAAP	$(146,382)	$(87,194)

(1)

The non-GAAP adjustment of $1.2 million for the nine months ended September 30, 2021 was the holdback payment related to the acquisition of Cytocardia, Inc. in November 2019. The non-GAAP adjustment of $7.7 million for the nine months ended September 30, 2020 was the upfront expense related to the acquisition of Oscine Corp. in September 2020.

(2)

The non-GAAP adjustment of $6.0 million for the nine months ended September 30, 2020 was the payment of a contingent liability due to Harvard in connection with the closing of the Series B convertible preferred stock financing.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Research and Development Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Research and development expense - GAAP	$53,245	$40,056	$140,121	$96,453
Adjustments:
Costs to acquire technology(1)	-	(8,500)	-	(8,500)
Change in the estimated fair value of contingent liability(2)	-	-	-	(1,443)
Research and development expense - Non-GAAP	$53,245	$31,556	$140,121	$86,510

(1)	The non-GAAP adjustment of $8.5 million for the three and nine months ended September 30, 2020 was the upfront expense recorded in connection with the acquisition of Oscine Corp. in September 2020.
(2)	The contingent liability was recorded in connection with the Harvard license agreement and paid in June 2020.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Net loss - GAAP	$(83,263)	$(51,452)	$(245,197)	$(172,135)
Adjustments:
Costs to acquire technology(1)	-	8,500	-	8,500
Change in the estimated fair value of the success payment liabilities(2)	25,229	2,156	57,698	40,637
Change in the estimated fair value of contingent consideration(3)	(8,476)	2,333	10,080	16,672
Change in the estimated fair value of contingent liability(4)	-	-	-	1,443
Net loss - Non-GAAP	$(66,510)	$(38,463)	$(177,419)	$(104,883)
Net loss per share - GAAP	$(0.46)	$(3.76)	$(1.53)	$(14.05)
Adjustments:
Costs to acquire technology(1)	-	0.62	-	0.69
Change in the estimated fair value of the success payment liabilities(2)	0.14	0.16	0.36	3.32
Change in the estimated fair value of contingent consideration(3)	(0.05)	0.17	0.06	1.36
Change in the estimated fair value of contingent liability(4)	-	-	-	0.12
Net loss per share - Non-GAAP	$(0.37)	$(2.81)	$(1.11)	$(8.56)
Weighted-average shares outstanding - basic	181,827	13,680	160,515	12,249

(1)	The cost to acquire technology of $8.5 million was the upfront expense recorded in connection with the acquisition of Oscine Corp. in September 2020.
(2)

For the three and nine months ended September 30, 2021, the expenses related to the Cobalt success payment liability were $21.8 million and $46.9 million, respectively, and $1.3 million and $35.2 million, respectively, for the same periods in 2020. For the three and nine months ended September 30, 2021 the expenses related to the Harvard success payment liability were $3.4 million and $10.8 million, respectively, and $0.8 million and $5.5 million, respectively, for the same periods in 2020. The increase in expense for the Cobalt and Harvard success payments for the three and nine months ended September 30, 2021 were due to changes in our market capitalization and common stock price during the relative periods.

(3)

The contingent consideration was recorded in connection with the acquisition of Cobalt. The change in value of the contingent consideration was primarily due to scientific progress toward the achievement of milestones during the relative periods. In addition, the discount rate used in the calculation increased, which contributed to the decline in value for the three months ended September 30, 2021.

(4)	The contingent liability was recorded in connection with the Harvard license agreement and paid in June 2020.